UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2018

ANTERO MIDSTREAM GP LP

(Exact name of registrant as specified in its charter)

Delaware	001-38075	61-1748605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01      Entry into a Material Definitive Agreement

Simplification Agreement

On October 9, 2018, Antero Midstream GP LP, a Delaware limited partnership (“AMGP”), and Antero Midstream Partners LP, a Delaware limited partnership (“Antero Midstream”), announced that they had entered into a Simplification Agreement (the “Simplification Agreement”), dated as of October 9, 2018, by and among AMGP GP LLC, a Delaware limited liability company and the general partner of AMGP (“AMGP GP”), AMGP, Antero IDR Holdings LLC, a Delaware limited liability company and subsidiary of AMGP (“IDR Holdings”), Arkrose Midstream Preferred Co LLC, a Delaware limited liability company and wholly owned subsidiary of AMGP (“Preferred Co”), Arkrose Midstream Newco Inc., a Delaware corporation and wholly owned subsidiary of AMGP (“NewCo”), Arkrose Midstream Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub”), Antero Midstream Partners GP LLC (“AMP GP”), a Delaware limited liability company and the general partner of Antero Midstream, and Antero Midstream (collectively, the “Parties”).

Pursuant to the Simplification Agreement, the Parties will, on the terms and subject to the satisfaction of certain conditions contained therein, consummate a series of transactions pursuant to which: (1) AMP GP will execute and deliver an amendment (the “Antero Midstream Partnership Agreement Amendment”) to the Agreement of Limited Partnership of Antero Midstream, dated as of November 10, 2014, as amended by Amendment No. 1, dated as of February 23, 2016, and Amendment No. 2, dated as of December 20, 2017 (the “Antero Midstream Partnership Agreement”), pursuant to which, among other things, (i) the “General Partner” as defined in the Antero Midstream Partnership Agreement shall be permitted to have indebtedness, which is intended to permit the GP Merger (as defined below), and (ii)  the provisions of the Antero Midstream Partnership Agreement relating to the allocation of gross income relating to distributions paid pursuant to the Simplification Agreement will be modified; (2) at the election of AMP GP, AMP GP will merge with and into AMGP with AMGP surviving such merger as the general partner of Antero Midstream (the “GP Merger”); (3) AMGP will be converted from a limited partnership to a corporation under the laws of the State of Delaware, to be named Antero Midstream Corporation (hereinafter referred to as “New AM”) pursuant to and in accordance with the plan of conversion set forth in the Simplification Agreement (the “Plan of Conversion,” and such conversion, the “Conversion”), each shareholder of AMGP will receive an equivalent number of shares of New AM Common Stock (as defined below)  and a certificate of incorporation of New AM will be adopted and filed with the Delaware Secretary of State and bylaws of New AM will be adopted substantially in the forms attached as exhibits to the Simplification Agreement (the “New AM Organizational Documents”); (4) (i) New AM will (A) contribute up to $120.00 (and in no event less than $100.00) of cash to Preferred Co and (B) issue up to 12,000 shares (and in no event less than 10,000 shares) of Series A Non-Voting Perpetual Preferred Stock, par value $0.01, of New AM (the “New AM Preferred Stock”), to Preferred Co for consideration of $0.01 per share, the terms of which shall be set forth in the Certificate of Designations substantially in the form attached as an exhibit to the Simplification Agreement (the “Certificate of Designations”), and (ii) Preferred Co will transfer such New AM Preferred Stock to The Antero Foundation, a charitable organization, for no consideration (the “Preferred Stock Issuance”); (5) New AM  will contribute and assign to NewCo such number of shares of common stock of New AM, par value $0.01 (the “New AM Common Stock”), that is necessary for purposes of effecting the Series B Exchange (as defined below), together with an additional number of shares of New AM Common Stock necessary to pay the stock portion of the merger consideration as further described below; and (6)  Merger Sub will be merged with and into Antero Midstream, with Antero Midstream surviving such merger as a wholly owned subsidiary of NewCo (the “Merger”).

Also on October 9, 2018, pursuant to the Simplification Agreement, AMGP, in its capacity as the managing member of IDR Holdings, and certain members of management holding a majority of the Series B Units representing limited liability company interests of IDR Holdings (the “Series B Units” and the holders of such Series B Units, the “Series B Holders”), entered into Amendment No. 2 (the “IDR Holdings LLCA Amendment”) to the Limited Liability Company Agreement of IDR Holdings, dated as of December 31, 2016, as amended on May 9, 2018, and as may be further amended.  In connection with the Transactions, all issued and outstanding Series B Units will be exchanged for an aggregate 17.35 million shares of New AM Common Stock.. New AM will enter into a registration rights agreement substantially in the form attached as an exhibit to the IDR Holdings LLCA Amendment (the “Registration Rights Agreement”) with Antero Resources, certain members of management, certain funds affiliated with Warburg Pincus LLC and Yorktown Partners LLC and the Series B Holders (collectively, the “Holders”), to register the resale of the New AM Common Stock issued to the Holders in the Conversion, the Merger and the Series B Exchange, as

applicable, under certain circumstances. The transactions contemplated by the Simplification Agreement are collectively referred to herein as the “Transactions.”

Following the approval and recommendation of the conflicts committee of the board of directors of AMGP GP (the “AMGP Board”), the AMGP Board approved the Transactions and agreed to submit proposals relating to, among other things, (1) the Conversion, (2) the Simplification Agreement, the Merger and the other Transactions contemplated thereby, (3) the issuance of New AM Common Stock pursuant to the Simplification Agreement and (4) the amendment and restatement of the AMGP LTIP (as defined in the Simplification Agreement) or the adoption of a New AM omnibus equity incentive plan (collectively, the “AMGP Shareholder Proposals”) to a vote of the AMGP shareholders and to recommend that AMGP’s shareholders approve the AMGP Shareholder Proposals. Following the approval and recommendation of the conflicts committee of the board of directors of AMP GP, the board of directors of AMP GP (the “AM Board”) approved the Transactions and agreed to submit proposals relating to, among other things, the Simplification Agreement, the Merger and the other Transactions contemplated thereby (the “AMLP Unitholder Proposals”) to a vote of Antero Midstream’s unitholders and to recommend that Antero Midstream’s unitholders approve the AMLP Unitholder Proposals.

At the effective time of the Merger (the “Effective Time”), (1) each issued and outstanding share of New AM Common Stock will remain unchanged and issued and outstanding; (2) each common unit representing limited partner interests in Antero Midstream (each, an “AM Common Unit”) issued and outstanding that is held by the unitholders of Antero Midstream, except Antero Resources (the “AM Public Unitholders”) will be converted into the right to receive, subject to election by the AM Public Unitholders and proration as set forth in the Simplification Agreement, one of (i) $3.415 in cash without interest and 1.6350 validly issued, fully paid, nonassessable shares of New AM Common Stock (the “Public Mixed Consideration”), (ii) 1.6350 shares of New AM Common Stock plus an additional number of shares of New AM Common Stock equal to the quotient of (A) $3.415 and (B) the average of the 20-day VWAP per AMGP Common Share (as defined below) prior to the final election day for AM Public Unitholders (the “AMGP VWAP”), or (iii) $3.415 in cash plus an additional amount of cash equal to the product of (A) 1.6350 and (b) the AMGP VWAP; (3) each AM Common Unit held by Antero Resources will be converted into the right to receive $3.00 in cash without interest and 1.6023 validly issued, fully paid, nonassessable shares of New AM Common Stock (the “AR Mixed Consideration”); and (4) each of the issued and outstanding limited liability company interests of Merger Sub held by NewCo will be converted into the right to receive a number of common units of Antero Midstream (following the Transactions) equal to the number of AM Common Units issued and outstanding immediately prior to the Effective Time that are exchanged for shares of New AM Common Stock as part of the merger consideration. The aggregate cash consideration to be paid to Antero Resources and the AM Public Unitholders will be fixed at an amount equal to the aggregate amount of cash that would have been paid and issued if all AM Public Unitholders received $3.415 in cash per AM Common Unit and AR received $3.00 in cash per unit, which is approximately $598 million (the “Available Cash”); provided, however, that (x) if Available Cash exceeds the cash consideration elected to be received by the AM Public Unitholders (the “Excess Available Cash”), Antero Resources may elect to increase the total amount of cash consideration to be received as a part of the AR Mixed Consideration up to an amount equal to the Excess Available Cash and the amount of shares it will receive will be reduced accordingly based on the AMGP VWAP, and (y) the consideration to be received by each AM Public Unitholder may be prorated in the event that  more cash or equity is elected to be received than what would otherwise have been paid if all AM Public Unitholders elected to receive the Public Mixed Consideration, and AR had received the AR Mixed Consideration.

Pursuant to the Simplification Agreement, each of the AMGP Board and the AM Board or their respective conflicts committees may, subject to certain conditions, change its recommendation in favor of the Transactions if it determines in good faith, after consultation with its outside counsel and financial advisors (if any), that the Transactions are no longer in the best interests of such party’s unaffiliated unitholders or shareholders, as applicable.

The completion of the Transactions is subject to the satisfaction or waiver of customary closing conditions, including: (1) approval of the Simplification Agreement, the Merger and the other Transactions contemplated thereunder by (A) a majority of the issued and outstanding AM Common Units and (B) a majority of Antero Midstream’s unaffiliated unitholders, (2) approval of the Conversion by a majority of issued and outstanding shares of AMGP representing limited partner interests in AMGP (the “AMGP Common Shares”), (3) approval of the Simplification Agreement, the Merger and the Transactions contemplated thereunder by a majority of AMGP Common Shares held by AMGP’s unaffiliated shareholders, (4) approval of the issuance of New AM Common Stock pursuant to the Simplification Agreement by a majority of votes cast by holders of AMGP Common Shares, (5)

expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (6) there being no law or injunction prohibiting the consummation of the Transactions, (7) the effectiveness of a registration statement on Form S-4, (8) approval for listing of the shares of New AM Common Stock to be issued (or exchanged) as part of the Transactions on the New York Stock Exchange (the “NYSE”), (9) subject to specified materiality standards, the accuracy of the representations and warranties of each Party, (10) compliance by each Party in all material respects with its covenants, and (11) delivery of closing certificates by each Party.

Each of the Parties have made certain customary representations and warranties in the Simplification Agreement. The Simplification Agreement also contains certain customary covenants and agreements, including covenants and agreements relating to (1) the conduct of each Party’s business between the date of the signing of the Simplification Agreement and the consummation of the Transactions, (2) the efforts of the Parties to cause the Transactions to be completed, including actions which may be necessary to cause the expiration or termination of the waiting period under the HSR Act and to resolve any objections that a governmental authority may assert under antitrust laws with respect to the Transactions, (3) obtaining third-party approvals, lifting or having rescinded any injunction or restraining order relating to the Transactions and defending any litigation that seeks to prevent or delay the consummation of the Transactions, (4) the listing on the NYSE of the New AM Common Stock to be issued in the Transactions and resulting from the Conversion, and (5) each Party’s covenant to not take any action intended to eliminate or diminish the authority of such Party’s conflicts committee (including removal of any member of such conflicts committee) without the approval of a majority of the members of such conflicts committee.

The Simplification Agreement contains provisions granting termination rights to (1) each Party if the Merger is not completed by April 30, 2019 (the “Termination Date”), (2) each Party if there is any final and non-appealable injunction, order, decree, determination or judgment permanently enjoining or otherwise prohibiting the consummation of the Merger, (3) each Party if either the requisite unitholder approval or shareholder approval is not obtained, (4) the non-breaching Party if a Party has breached any representation, warranty, covenant or agreement, such failure would result in a failure of the non-breaching Party’s closing conditions to be satisfied, and such breach is not curable or nor curable by the Termination Date and (5) a Party if the other Party’s board or conflicts committee effects a change in recommendation.

The Simplification Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Simplification Agreement and is qualified in its entirety by the terms and conditions of the Simplification Agreement. It is not intended to provide any other factual information about AMGP, Antero Midstream, Antero Resources or their respective subsidiaries and affiliates. The Simplification Agreement contains representations and warranties by each of the parties to the Simplification Agreement, which were made only for purposes of the Simplification Agreement and as of specified dates. The representations, warranties and covenants in the Simplification Agreement were made solely for the benefit of the Parties; may be subject to limitations agreed upon by the Parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the Parties instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the Parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of AMGP, Antero Midstream or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Simplification Agreement, which subsequent information may or may not be fully reflected in AMGP, Antero Midstream or Antero Resources’ public disclosures.

Voting Agreements

AMLP Voting Agreement

On October 9, 2018, concurrently with the execution of the Simplification Agreement, Antero Midstream, and the shareholders of AMGP named in Schedule I thereto (the “Voting Agreement Shareholders”) entered into a Voting Agreement (the “AMLP Voting Agreement”), pursuant to which, subject to the terms and conditions therein, the Voting Agreement Shareholders have agreed to vote (or cause to be voted) all of the AMGP Common Shares beneficially owned by them (the “Covered Shares”) approving the AMGP Shareholder Proposals, and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Simplification

Agreement. In addition, the Voting Agreement Shareholders have agreed to vote against the approval or adoption of any action, agreement, transaction or proposal that is intended to or would reasonably be expected to (1) result in a breach of any obligation of AMGP contained in the Simplification Agreement or (2) to impede, delay, postpone, discourage, frustrate the purposes of or adversely affect any of the Transactions or any action contemplated by the Simplification Agreement. If, without the prior consent of the Voting Agreement Shareholders, any provisions of the Simplification Agreement described in the next sentence are amended or waived, the obligations of the Voting Agreement Shareholders under the AMLP Voting Agreement shall terminate and the Voting Agreement Shareholders will be deemed to vote against all proposals at the AMLP Unitholder Meeting (as defined in the AMLP Voting Agreement). This termination provision applies only to any such Simplification Agreement  amendment or waiver that (i) extends the Termination Date, (ii) adversely impacts the merger consideration to be received by the Voting Agreement Shareholders or the number or value of the AMGP Common Shares held by the Voting Agreement Shareholders upon consummation of the Transactions, or (iii) otherwise has a material adverse effect on the interests of the Voting Agreement Shareholders in the Transactions. As of October 8, 2018, the Voting Agreement Shareholders collectively owned 105,571,698 AMGP Common Shares, representing approximately 56.7% of the total AMGP Common Shares issued and outstanding. The approval of the Simplification Agreement requires the affirmative vote or consent of holders of a majority of the outstanding AMGP Common Shares and the affirmative vote or consent of unaffiliated holders of AMGP Common Shares that hold a majority of the outstanding AMGP Common Shares.

AMGP Voting Agreement

Also on October 9, 2018, concurrently with the execution of the Simplification Agreement, AMGP and Antero Resources entered into a Voting Agreement (the “AMGP Voting Agreement” and, together with the AMLP Voting Agreement, the “Voting Agreements”), pursuant to which, subject to the terms and conditions therein, Antero Resources has agreed to vote (or cause to be voted), AM Common Units beneficially owned by it (the “Covered Units”) approving the AMLP Unitholder Proposals, and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Simplification Agreement. In addition, Antero Resources has agreed to vote against the approval or adoption of any action, agreement, transaction or proposal that is intended to or would reasonably be expected to (1) result in a breach of any obligation of Antero Midstream contained in the Simplification Agreement or (2) to impede, delay, postpone, discourage, frustrate the purposes of or adversely affect any of the Transactions or any action contemplated by the Simplification Agreement. If, without the prior consent of the special committee of the board of directors Antero Resources (the “AR Special Committee”), any provisions of the Simplification Agreement described in the next sentence are amended or waived, then Antero Resources’ obligations under the AMGP Voting Agreement shall terminate and the AR Special Committee may instruct Antero Midstream that the Covered Units shall be deemed to vote against all proposals at the AMLP Meeting (as defined in the AMGP Voting Agreement), which instruction will override any different votes, proxies or voting instructions. This termination provision applies only to any such Simplification Agreement amendment or waiver that (i) extends the Termination Date, (ii) adversely impacts the merger consideration to be received by Antero Resources or the number or value of the AMGP Common Shares held by Antero Resources upon consummation of the Transactions, or (iii) otherwise has a material adverse effect on the interests of Antero Resources in the Transactions. As of October 8, 2018, Antero Resources owned 98,870,335 AM Common Units, representing approximately 53% of the total AM Common Units issued and outstanding. The approval of the Simplification Agreement requires the affirmative vote or consent of holders of a majority of the outstanding AM Common Units and the affirmative vote or consent of the holders of AM Common Units, excluding Antero Resources, that hold a majority of the outstanding AM Common Units.

The Voting Agreements include certain covenants, including, with respect to the AMGP Voting Agreement, a covenant by Antero Resources to enter into the registration rights agreement (as described above) and a covenant to transfer a certain number of AM Common Units to Arkrose Subsidiary Holdings LLC, a wholly owned subsidiary of Antero Resources (“AR Sub”), prior to the Effective Time, following which both Antero Resources and AR Sub shall remain subject to the terms of the AMGP Voting Agreement. The Voting Agreements also generally prohibit the Voting Agreement Shareholders and Antero Resources from transferring the Covered Shares or Covered Units, as applicable. Each of the Voting Agreements terminates upon the earliest to occur of (i) the closing of the Transactions (the “Closing”), (ii) the termination of the Simplification Agreement, (iii) the Termination Date, or (iv) the written agreement of the parties to the respective Voting Agreement.

The foregoing descriptions of the Simplification Agreement, the Voting Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Simplification Agreement and the Voting Agreements, which are filed as Exhibits 2.1, 10.1 and 10.2 hereto, respectively, and are incorporated into this report by reference.

Stockholders’ Agreement

In connection with the entry into the Simplification Agreement, AMGP, AR Sub, certain funds affiliated with Warburg Pincus LLC (“Warburg”), certain funds affiliated with Yorktown Partners LLC (“Yorktown” and, together with Warburg, the “Sponsors”), Paul M. Rady and Glen C. Warren, Jr. (Messrs. Rady and Warren together, the “Management Stockholders”) entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”), which will become effective as of the Closing and which will govern certain rights and obligations of the parties following the consummation of the Transactions.

Under the Stockholders’ Agreement, AR Sub will be entitled to nominate two directors, which shall initially be the Management Stockholders, for election to the board of directors of New AM (the “New AM Board”) for so long as, together with its affiliates, AR Sub owns at least 8% of the outstanding New AM Common Stock and one director so long as it owns at least 5% of the outstanding New AM Common Stock. To the extent that either Mr. Rady and/or Mr. Warren are not nominated for election to the New AM Board by AR Sub pursuant to the Stockholders’ Agreement, the Management Stockholders will be entitled to collectively designate two directors (or one director for so long as either Mr. Rady or Mr. Warren is designated by AR Sub) for election for so long as the Management Stockholders and their affiliates (other than Antero Resources and its subsidiaries) collectively own an amount of shares equal to at least 8% of the New AM Common Stock outstanding as of closing of the Merger and one director for election for so long as they collectively own an amount of shares equal to at least 5% of the New AM Common Stock outstanding as of closing of the Merger. The Sponsors will be entitled to collectively designate two directors for election to the New AM Board for so long as the Sponsors and their affiliates (other than Antero Resources and its subsidiaries) collectively own an amount of shares equal to at least 8% of the New AM Common Stock outstanding as of closing of the Merger and one director for election for so long as they collectively own an amount of shares equal to at least 5% of the New AM Common Stock outstanding as of closing of the Merger. Notwithstanding the foregoing, upon the occurrence of a Fundamental Change (as defined in the Stockholders’ Agreement), AR Sub, the Management Stockholders and the Sponsors will each be entitled to designate one director so long as they own an amount of shares equal to at least 5% of the New AM Common Stock outstanding as of closing of the Merger, except to the extent that AR Sub designates either Mr. Rady or Mr. Warren, in which case the Management Stockholder will not be entitled to designate a director.

Each of the parties to the Stockholders’ Agreement has agreed to vote all of their shares of New AM Common Stock in favor of the directors nominated by the other parties in accordance with the Stockholders’ Agreement and, at such party’s election (i) in favor of any other nominees nominated by the Nominating and Governance Committee of the New AM Board (the “Nominating and Governance Committee”) or (ii) in proportion to the votes cast by the public shareholders of New AM Common Stock (the “New AM Shareholders”) in favor of such nominees. In calculating whether the 8% and 5% ownership thresholds are met, the New AM Common Stock ownership for each stockholder or group of stockholders is divided into (i) the total number of outstanding shares of New AM Common Stock at the Closing or (ii) the total number of outstanding shares on the applicable measurement date, whichever is less. It is expected that 45%, and not more than 45%, of the shares of New AM Common Stock outstanding as of closing of the Merger will be subject to the obligations of the Stockholders’ Agreement.

Under the Stockholders’ Agreement, a majority of the New AM Board shall at all times consist of directors who are independent under the listing rules of the NYSE and the Securities Exchange Act of 1934, as amended, and who are unaffiliated with the parties to the Stockholders’ Agreement. Such independent and unaffiliated directors will be nominated for election to the New AM Board by the Nominating and Governance Committee.  In addition, under the Stockholders’ Agreement, the parties have agreed that for so long as AR Sub has the right to designate at least one director, (i) if Mr. Rady is an executive officer of Antero Resources, he shall serve as Chief Executive Officer at New AM and (ii) if Mr. Warren is an executive officer of Antero Resources, he shall serve as President at New AM, both of which shall be subject to removal at New AM for cause.  For so long as Mr. Rady is a member of the New AM Board and is an executive officer of Antero Resources and/or New AM, the parties have agreed that he shall serve as Chairman of the New AM Board, subject to removal at New AM for cause. The Stockholders’ Agreement will terminate as to each stockholder upon the time at which such stockholder no longer has the right to designate an individual for nomination to the New AM Board.

The foregoing description of the Stockholders’ Agreement in this Current Report does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders’ Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report, and is incorporated herein by reference.

Relationships

Certain individuals, including officers and directors of Antero Resources, AMP GP and AMGP GP, as well as certain of the Series B Holders, serve as officers and/or directors of more than one of Antero Resources, AMP GP and AMGP GP. AMGP is the sole member of AMP GP, which owns a non-economic general partner interest in Antero Midstream, and AMGP is the managing member of IDR Holdings and holds all of the outstanding Series A Units representing capital interests in IDR Holdings, which owns all of Antero Midstream’s incentive distribution rights. Antero Resources owns 98,870,335 AM Common Units and has entered into certain commercial agreements with Antero Midstream, including but not limited to a registration rights agreement, services agreement, secondment agreement, gathering and compression agreement, water services agreement and right-of-first-offer agreement. Antero Resources has also entered into a services agreement with AMGP. In addition, Warburg, Yorktown, Paul M. Rady and Glen C. Warren, Jr. (collectively, the “Sponsor Holders”) collectively own 100% of AMGP GP and a majority of the AMGP Common Shares. Messrs. Rady and Warren also own a majority of the Series B Units. Affiliates of Warburg and Yorktown, Mr. Rady and Mr. Warren serve as members of the board of directors of AMGP GP, the board of directors of Antero Resources and the board of directors of AMP GP, and each of Warburg and Yorktown are controlled in part by individuals who serve as members of the board of directors of AMGP GP, the board of directors of Antero Resources and the board of directors of AMP GP. The Sponsor Holders also own AM Common Units and shares of common stock in Antero Resources.

Item 3.02      Unregistered Sales of Equity Securities

The information set forth under Item 1.01 regarding the Preferred Stock Issuance and the Series B Exchange is incorporated by reference into this Item 3.02. Each of the issuance of the New AM Preferred Stock and issuance of shares of New AM Common Stock in exchange for Series B Units will be undertaken at the Effective Time in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment to Limited Partnership Agreement of AMGP

In connection with the entry into the Simplification Agreement, AMGP GP entered into Amendment No. 1 (the “AMGP Partnership Agreement Amendment”) to the Agreement of Limited Partnership of AMGP, dated as of May 9, 2017 (as amended, the “AMGP Partnership Agreement”). The AMGP Partnership Agreement Amendment makes certain revisions to the AMGP Partnership Agreement that clarify the original intention of the AMGP Partnership Agreement that AMGP may convert into a new legal entity with the approval of AMGP GP and the limited partners pursuant to Article XIV thereof.

The foregoing description of the AMGP Partnership Agreement Amendment in this Current Report does not purport to be complete and is qualified in its entirety by reference to the full text of the AMGP Partnership Agreement Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report, and is incorporated herein by reference.

IDR Holdings LLCA Amendment

In connection with the entry into the Simplification Agreement, AMGP, in its capacity as the managing member of IDR Holdings, and members holding a majority of Series B Units of IDR Holdings, entered into the IDR Holdings LLCA Amendment to provide for the Series B Exchange described above. Pursuant to the IDR Holdings LLCA Amendment, upon the consummation of the Merger, New AM, in its capacity as managing member of IDR Holdings, will cause each outstanding Series B Unit to be exchanged for 176.0041 shares of New AM Common Stock through its wholly owned subsidiary, NewCo. Pursuant to the IDR LLC Agreement Amendment, the shares of New AM Common Stock issued in exchange for outstanding Series B Units will be subject to the same vesting conditions to which the Series B Units are currently subject, with one-third currently vested, one-third vesting at December 31, 2018 and one-third vesting at December 31, 2019.  Consistent with the existing terms of the Series B Units, declared and unpaid distributions on unvested Series B Units will not be paid until the applicable vesting date, and declared dividends with respect to unvested shares of New AM Common Stock will be deposited into an escrow account and not paid until the applicable vesting date.  With respect to the shares of New AM Common Stock that will be scheduled to vest on December 31, 2019, the holders of Series B Units have agreed to forego any dividends from New AM that are paid with respect to such shares during the twelve months ended December 31, 2019.

Prior to the entry into the IDR LLC Agreement Amendment, holders of Series B Units were entitled to receive up to 6% of all quarterly cash distributions in excess of $7.5 million distributed by Antero Midstream on its incentive distribution rights and had the ability to redeem vested Series B Units for AMGP Common Shares with a value equal to such holder’s pro rata share of up to 6% of AMGP’s market capitalization (calculated by reference to the 20-day volume weighted average price of the AMGP Common Shares preceding the date of redemption request) in excess of $2.0 billion. Pursuant to the IDR LLC Agreement Amendment, the Series B Holders have agreed to the early termination of their Series B Units in exchange for the issuance of 176.0041 shares of New AM Common Stock for each Series B Unit.  The 176.0041 shares of New AM Common Stock represent approximately 4.4% of the pro forma market capitalization of New AM in excess of $2 billion. The number of shares to be issued in exchange for outstanding Series B Units will be reduced proportionately if a holder forfeits his or her Series B Units prior to closing, with no re-allocation to the remaining holders.

The summary of the IDR Holdings LLCA Amendment set forth in this Item 5.03 does not purport to be complete and is qualified by reference to such amendment, a copy of which is being filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 7.01      Regulation FD

On October 9, 2018, Antero Midstream and AMGP held a conference call with analysts and investors regarding the Transactions contemplated by Simplification Agreement. A transcript of the conference call is filed as Exhibit 99.1 hereto, and the full text of such transcript is incorporated herein by reference. A copy of a presentation given during the conference call was previously included as an exhibit to a Current Report on Form 8-K filed by AMGP with the Securities and Exchange Commission on October 9, 2018.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

NO OFFER OR SOLICITATION

This Current Report relates to the Transactions. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transactions or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

IMPORTANT ADDITIONAL INFORMATION

In connection with the Transactions, AMGP will file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, that will include a joint proxy statement of Antero Midstream and AMGP and a prospectus of AMGP. The Transactions will be submitted to Antero Midstream’s unitholders and AMGP’s shareholders for their consideration. Antero Midstream and AMGP may also file other documents with the SEC regarding the Transactions. The definitive joint proxy statement/prospectus will be sent to the shareholders of AMGP and unitholders of Antero Midstream. This document is not a substitute for the registration statement and joint proxy statement/prospectus that will be filed with the SEC or any other documents that AMGP or Antero Midstream may file with the SEC or send to shareholders of AMGP or unitholders of Antero Midstream in connection with the Transactions. INVESTORS AND SECURITY HOLDERS OF ANTERO MIDSTREAM AND

AMGP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTIONS WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by AMGP or Antero Midstream through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by AMGP will be made available free of charge on AMGP’s website at http://investors.anteromidstreamgp.com/Investor-Relations/AMGP or by directing a request to Investor Relations, Antero Midstream GP LP, 1615 Wynkoop Street, Denver, Colorado 75219, Tel. No. (303) 357-7310. Copies of documents filed with the SEC by Antero Midstream will be made available free of charge on Antero Midstream’s website at http://investors.anteromidstream.com/investor-relations/AM, under the heading “SEC Filings,” or by directing a request to Investor Relations, Antero Midstream Partners LP, 1615 Wynkoop Street, Denver, Colorado 75219, Tel. No. (303) 357-7310.

PARTICIPANTS IN THE SOLICITATION

AMGP, Antero Midstream, Antero Resources and the directors and executive officers of AMGP and Antero Midstream’s respective general partners and of Antero Resources may be deemed to be participants in the solicitation of proxies in respect to the Transactions.

Information regarding the executive officers and directors of AMGP’s general partner is contained in AMGP’s 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the AMGP’s website at http://www.anteromidstream.com. Information regarding the directors and executive officers of Antero Midstream’s general partner is contained in Antero Midstream’s 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018, and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at http://www.sec.gov or by accessing Antero Midstream’s website at http://www.anteromidstream.com. Information regarding the executive officers and directors of Antero Resources is contained in Antero Resources 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the AMGP’s website at http:// www.anteroresources.com.

Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Transactions by reading the joint proxy statement/prospectus regarding the Transactions when it becomes available. You may obtain free copies of this document as described above.

FORWARD LOOKING STATEMENTS

The information in this Current Report includes “forward-looking statements” within the meaning of federal securities laws.  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Antero Midstream’s and AMGP’s control.  All statements, other than historical facts included in this Current Report, are forward-looking statements.  All forward-looking statements speak only as of the date of this Current Report and are based upon a number of assumptions.  Without limiting the generality of the foregoing, forward-looking statements contained in this Current Report specifically include management’s assessment of future plans and operations, the expected consideration to be received in connection with the closing of the Transactions, the timing of consummation of the Transactions, if at all, the extent of the accretion, if any, to AMGP shareholders and AM unitholders, pro forma Antero Midstream dividend and DCF coverage targets, estimated pro forma AM dividend CAGR and leverage metrics, the effect that the elimination of the IDRs and Series B Units will have on Antero Midstream’s cost of capital, New AM’s growth opportunities and increased trading liquidity following the consummation of the Transactions, including with respect to its organic project backlog, anticipated cost savings, the pro forma dividend and DCF coverage ratio targets for New AM, that the Transactions will reduce AMGP’s tax payments from 2019 through 2022, and that New AM does not expect to pay material cash taxes through at least 2024, opportunities and anticipated future performance, whether the structure resulting from the merger will be more appealing to a wider set of investors, and the potential impact of the consummation of the Transactions on credit ratings. Although Antero Midstream and AMGP each believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that the assumptions underlying these forward-looking statements will be accurate or the plans, intentions or expectations expressed herein will be achieved.  For example, future acquisitions, dispositions or other strategic transactions may materially impact the forecasted or targeted results described in this Current Report.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Nothing in this Current Report is intended to constitute guidance with respect to Antero Resources.

Antero Midstream and AMGP caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Antero Midstream’s and AMGP’s control, incident to the gathering and processing and fresh water and waste water treatment businesses.  These risks include, but are not limited to, the expected timing and likelihood of completion of the Transactions, including the ability to obtain requisite regulatory, unitholder and shareholder approval and the satisfaction of the other conditions to the consummation of the proposed Transactions, risks that the proposed Transactions may not be consummated or the benefits contemplated therefrom may not be realized, the cost savings, tax benefits and any other synergies from the Transactions may not be fully realized or may take longer to realize than expected, Antero Resources’ expected future growth, Antero Resources’ ability to meet its drilling and development plan, commodity price volatility, ability to execute Antero Midstream’s business strategy, competition and government regulations, actions taken by third-party producers, operators, processors and transporters, inflation, environmental risks, drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under “Risk Factors” in Antero Midstream’s Annual Report on Form 10-K for the year ended December 31, 2017.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits.

EXHIBIT	DESCRIPTION
2.1*

Simplification Agreement, dated as of October 9, 2018, by and among AMGP GP LLC, Antero Midstream GP LP, Antero IDR Holdings LLC, Arkrose Midstream Preferred Co LLC, Arkrose Midstream NewCo Inc., Arkrose Midstream Merger Sub LLC, Antero Midstream Partners GP LLC and Antero Midstream Partners LP.

3.1	Amendment No. 1 to the Limited Partnership Agreement of Antero Midstream GP LP, dated as of October 9, 2018.

3.2	Amendment No. 2 to the Limited Liability Company Agreement of Antero IDR Holdings LLC, dated as of October 9, 2018.

10.1	Voting Agreement, dated as of October 9, 2018, by and among Antero Midstream Partners LP and the shareholders of Antero Midstream GP LP named on Schedule I thereto.

10.2	Voting Agreement, dated as of October 9, 2018, by and between Antero Midstream GP LP and Antero Resources Corporation.

10.3

Stockholders’ Agreement, dated as of October 9, 2018, by and among Antero Midstream GP LP, Arkrose Subsidiary Holdings LLC, Warburg Pincus Private Equity X O&G, L.P., Warburg Pincus X Partners, L.P., Warburg Pincus Private Equity VIII, LP, Warburg Pincus Netherlands Private Equity VIII C.V.I, WP-WPVIII Investors, L.P., Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., Yorktown Energy Partners VIII, L.P., Paul M. Rady, Mockingbird Investment, LLC, Glen C. Warren, Jr. and Canton Investment Holdings LLC.

99.1	Transcript of Antero Midstream Partners LP and Antero Midstream GP LP conference call held on October 9, 2018.

*                 Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. AMGP hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM GP LP

	By:	AMGP GP LLC,
its general partner

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Secretary

Dated: October 10, 2018